EXHIBIT NO. 99.1

Cypress Energy Partners, L.P. Announces Fourth Quarter Results and Filing of Form 10-K

TULSA, Oklahoma.—(BUSINESS WIRE)—March 30, 2015

Cypress Energy Partners, L.P. (NYSE:CELP) today reported:

•	Cash Distribution to Unit Holders – Maintained at Q3 2014 rate

Peter C. Boylan III, CELP’s chairman, president and chief executive officer stated, “We were pleased to announce our fourth quarter 2014 operating performance and that we maintained our distribution rate of $0.406413 per unit consistent with our third quarter distribution per unit despite the significant drop in commodity prices in the fourth quarter. With the previously announced drop down of the remaining interest in TIR, we believe CELP’s earnings and distributable cash flow potential should be enhanced with our Pipeline Inspection and Integrity Services business providing us additional flexibility in 2015 with regard to our coverage ratio and distributions.”

Mr. Boylan continued, “We continue to focus on organic growth opportunities, securing new inspection clients during the quarter that represent promising new growth prospects in future periods. Our previously announced new facility located in McKenzie County, North Dakota, includes a minimum volume guarantee and a long-term contract for piped produced water delivery from a publicly traded major E&P customer.”

In conclusion, Mr. Boylan commented, “We continue to operate with a strong balance sheet and capital structure that allows us to pursue opportunities and we have an attractive pipeline of acquisition opportunities. The post TIR drop-down pro-forma leverage ratio was approximately 2.7x pursuant to the terms of CELP’s credit facilities. CELP has approximately $70 million available and an additional $125 million in the current accordion feature under such facilities. We also expect to be eligible to file a shelf registration statement on Form S-3, now that we have completed a year as a public company.”

Fourth Quarter:

•	Revenue of $102.2 million for the three months ended December 31, 2014.

•	Declared cash distribution of $4.8 million or $0.406413 per unit for the three months ended December 31, 2014, which was unchanged from the third quarter and reflects a 4.88% increase over the minimum quarterly distribution of $0.3875.

•	Distributable cash flow of $4.3 million for the three months ended December 31, 2014.

•	Adjusted EBITDA of $6.7 million for the three months ended December 31, 2014 (including non-controlling interests).

•	Adjusted EBITDA attributable to Cypress Energy Partners, L.P. of $4.4 million for the three months ended December 31, 2014.

•	Net income of $3.8 million for the three months ended December 31, 2014 (excluding impairment charges of $32.5 million), compared to net income of $3.9 million for the three months ended December 31, 2013 (excluding impairment charges of $4.1 million and a one-time tax provision of $15.0 million associated with the gain on the deemed sale of TIR).

•	Net income attributable to Cypress Energy Partners, L.P. limited partners of $2.9 million (excluding non-cash impairment charges of $32.5 million) for the three months ended December 31, 2014.

•	A coverage ratio of 0.89x (prior to the drop down of the 49.9% of TIR that occurred in February 2015).

Year To Date:

•	Revenue of $404.4 million for the twelve months ended December 31, 2014.

•	Distributable cash flow of $17.8 million for the period from January 21, 2014 through December 31, 2014.

•	Adjusted EBITDA of $28.5 million for the twelve months ended December 31, 2014 (including non-controlling interests and periods prior to the IPO), compared to Adjusted EBITDA of $23.1 million for the twelve months ended December 31, 2013, a 23% increase.

•	Adjusted EBITDA attributable to Cypress Energy Partners, L.P. of $18.2 million for the period from January 21, 2014 through December 31, 2014.

•	Net income of $17.4 million for the twelve months ended December 31, 2014 (excluding impairment charges of $32.5 million), compared to net income of $12.2 million (excluding impairment charges of $4.1 million, a one-time tax provision of $15.0 million associated with the gain on the deemed sale of TIR and an $11.2 million contingent consideration reversal) for the twelve months ended December 31, 2013, a 43% increase.

•	Net income attributable to Cypress Energy Partners, L.P. limited partners of $12.2 million (excluding impairment charges of $32.5 million) for the period from January 21, 2014 through December 31, 2014.

Highlights include:

•	We averaged 1,552 inspectors per week for the fourth quarter of 2014. We were engaged by several new customers in the third quarter of 2014 who will utilize our services on new projects.

•	We disposed 4.9 million barrels of saltwater at an average revenue per barrel of $1.07 for the fourth quarter of 2014, compared to disposing 5.1 million barrels of saltwater at an average revenue per barrel of $1.13 for the fourth quarter of 2013. Materially lower oil prices primarily impacted average rate per barrel.

•	We announced the acquisition of the remaining 49.9% interest in TIR in an accretive transaction for $52.6 million effective February 1, 2015.

•	We increased the size of our senior credit facility to $200 million; we now have approximately $70 million of remaining liquidity and an additional $125 million available under its accordion feature.

•	Our leverage ratio as calculated under our credit facility was 0.94x and our interest coverage ratio was 9.14x at December 31, 2014, reflecting a strong balance sheet-with ample available cash and substantial availability. Our pro-forma leverage ratio after the drop of TIR was approximately 2.7x.

•	Maintenance capital expenditures for the twelve months ended December 31, 2014 were $157 thousand reflecting the limited maintenance capital expenditures required to operate our businesses.

Looking forward:

•	The market price of crude oil has a direct impact on our revenues associated with the sale of residual oil. It also has an indirect impact on our water disposal revenues depending on the reaction of oil and gas producers in the vicinity of our facilities to declining oil prices.

•	For 2015, we expect to spend an aggregate of approximately $0.7 million on maintenance capital expenditures (primarily in the Water and Environmental Services business). We also expect to spend $1.1 million on expansion capital expenditures (focused mainly on organically growing our Pipeline Inspection and Integrity Services business).

CELP also announced that it will file its annual report on Form 10-K for its fiscal year ended December 31, 2014 with the Securities and Exchange Commission later today. CELP will also post a copy of the Form 10-K on its website at www.cypressenergy.com.

CELP will host an earnings call on Monday, March 30, 2015, at 9:30am EDT (8:30am CDT) to discuss its fourth quarter 2014 financial results. Analysts, investors, and other interested parties may access the conference call by dialing Toll-Free (US & Canada): (888) 428-7458 or International Dial-In (Toll): (862) 255-5400. An archived audio replay of the call will be available on the investor section of our website at www.cypressenergy.com beginning at 5:00pm EDT (4:00pm CDT) on April 1, 2015.

CELP defines Adjusted EBITDA as net income, plus interest expense, depreciation and amortization expenses, income tax expenses, offering costs, impairments and non-cash allocated expenses; less gain on reversal of contingent consideration. CELP defines Distributable Cash Flow as Adjusted EBITDA excluding cash interest paid, cash income taxes paid and maintenance capital expenditures. Adjusted EBITDA and Distributable Cash Flow should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity or the ability to service debt obligations. CELP believes that the presentation of Adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. CELP uses Distributable Cash Flow as a supplemental financial measure to assess the cash flows generated by our assets (prior to the establishment of any retained cash reserves by the general partner) to fund the cash distributions we expect to pay to unitholders, to evaluate our success in providing a cash return on investment and whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates and to determine the yield of our units, which is a quantitative standard used through the investment community with respect to publicly-traded partnerships as the value of a unit is generally determined by a unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder). Because adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry our definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to a similarly titled measure of other companies, thereby diminishing their utility. A reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income is shown below.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While CELP believes its expectations as reflected in the forward-looking statements are reasonable, CELP can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in CELP’s Annual Report filed on Form 10-K and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” CELP undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P. is a growth-oriented master limited partnership that provides independent pipeline inspection and integrity services to producers and pipeline companies throughout the U.S. and Canada. Cypress also provides saltwater disposal and other water and environmental services to U.S. onshore oil and natural gas producers and trucking companies in North Dakota and west Texas. In both of these business segments, Cypress works closely with its customers to help them comply with increasingly complex and strict environmental and safety rules and regulations and reduce their operating costs. Cypress was founded by Cypress Energy Holdings, LLC, an entity controlled by the family of Charles C. Stephenson, Jr. and by Peter C. Boylan III, the Chairman, President and CEO of Cypress. Cypress is headquartered in Tulsa, Oklahoma.

CYPRESS ENERGY PARTNERS, L.P.

Condensed Consolidated Balance Sheets

As of December 31, 2014 and December 31, 2013

(in thousands, except unit data)

(unaudited)

	December 31, 2014	December 31, 2013
		(Recast)
ASSETS
Current assets:
Cash and cash equivalents	$20,757	$26,690
Trade accounts receivable, net	54,075	60,730
Deferred tax assets	68	134
Deferred offering costs	—	2,539
Prepaid expenses and other	2,440	1,458

Total current assets	77,340	91,551
Property and equipment:
Property and equipment, at cost	27,878	42,529
Less: Accumulated depreciation	3,538	3,711

Total property and equipment, net	24,340	38,818
Intangible assets, net	30,245	32,551
Goodwill	55,545	75,466
Debt issuance costs, net	2,318	2,149
Other assets	54	55

Total assets	$189,842	$240,590

LIABILITIES, PARENT NET INVESTMENT AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$2,461	$2,673
Accounts payable - affiliates	586	—
Accrued payroll and other	7,750	10,662
Income taxes payable	546	16,158

Total current liabilities	11,343	29,493
Long-term debt	77,600	75,000
Deferred tax liabilities	438	541
Asset retirement obligations	33	9

Total liabilities	89,414	105,043
Commitments and contingencies
Parent net investment attributable to controlling interests	—	130,012
Parent net investment attributable to non-controlling interests	—	719
Owners’ equity:
Partners’ capital
Common units (5,913,000 outstanding at December 31, 2014)	6,285	—
Subordinated units (5,913,000 outstanding at December 31, 2014)	66,096	—
General partner	1,999	4,816
Accumulated other comprehensive loss	(525)	—

Total partners’ capital	73,855	4,816
Non-controlling interests	26,573	—

Total parent net investment and owners’ equity	100,428	135,547

Total liabilities, parent net investment and owners’ equity	$189,842	$240,590

CYPRESS ENERGY PARTNERS, L.P.

Condensed Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2014 and December 31, 2013

(in thousands, except unit and per unit data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
		(Recast)		(Recast)
Revenues	$102,157	$117,640	$404,418	$249,133
Costs of services	90,098	103,988	355,355	213,690

Gross margin	12,059	13,652	49,063	35,443
Operating costs and expense:
General and administrative	5,963	5,226	21,321	12,467
Depreciation, amortization and accretion	1,626	1,666	6,345	5,164
Impairments	32,546	4,131	32,546	4,131

Operating income (loss)	(28,076)	2,629	(11,149)	13,681
Other income (expense):
Interest expense, net	(856)	(2,500)	(3,208)	(4,000)
Offering costs	—	(1,376)	(446)	(1,376)
Gain on reversal of contingent consideration	—	—	—	11,250
Other, net	24	32	92	37

Net income (loss) before income tax expense	(28,908)	(1,215)	(14,711)	19,592
Income tax expense (benefit)	(186)	13,973	468	15,237

Net income (loss)	(28,722)	(15,188)	(15,179)	4,355

Net income attributable to non-controlling interests	1,409	22	4,973	22

Net income (loss) attributable to partners	(30,131)	$(15,210)	(20,152)	$4,333
Less net income (loss) attributable to general partner	(497)		149

Net (loss) attributable to limited partners	$(29,634)		$(20,301)

Net (loss) attributable to limited partners allocated to:
Common unitholders	$(14,817)		$(10,150)
Subordinated unitholders	(14,817)		(10,151)

	$(29,634)		$(20,301)

Net (loss) per common limited partner unit - basic and diluted	$(2.51)		$(1.72)
Net (loss) per subordinated unit - basic and diluted	$(2.51)		$(1.72)
Weighted average common units outstanding - basic and diluted	5,913,000		5,913,000
Weighted average subordinated units outstanding - basic and diluted	5,913,000		5,913,000

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
		(Recast -)		(Recast -)
Net income (loss)	$(28,722)	$(15,188)	$(15,179)	$4,355
Add:
Interest expense	856	2,500	3,208	4,000
Income tax expense	(186)	13,973	468	15,237
Depreciation, amortization and accretion	1,666	1,711	6,513	5,261
Impairments	32,546	4,131	32,546	4,131
Offering costs	—	1,376	446	1,376
Non-cash allocated expenses	497	—	497	—
Less:
Gain on reversal of contingent consideration	—	—	—	11,250

Adjusted EBITDA	$6,657	$8,503	$28,499	$23,110

Reconciliation of Net Income Attributable to Limited Partners to Adjusted EBITDA and Distributable Cash Flow Attributable to Partners (in thousands)

	Three Months Ended December 31, 2014	January 21, 2014 through December 31, 2014
Net (loss) attributable to partners	$(29,634)	$(20,301)
Add:
Interest expense attributable to partners	247	861
Income tax expense attributable to partners	(94)	235
Depreciation, amortization and accretion attributable to partners	1,320	4,849
Impairments attributable to partners	32,546	32,546

Adjusted EBITDA attributable to partners	$4,385	$18,190

Less:
Cash interest paid, cash taxes paid & maintenance capital expenditures	109	381

Distributable cash flow attributable to partners	$4,276	$17,809

Operating Data (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Total barrels of saltwater disposed (in thousands)	4,861	5,052	19,066	19,541
Average revenue per barrel	$1.07	$1.13	$1.18	$1.14
Water and environmental services gross margins	59.8%	63.2%	61.6%	67.0%
Average number of inspectors (1)	1,552	1,745	1,535	1,474
Average revenue per inspector per week (1)	$4,754	$4,933	$4,771	$4,956
Pipeline inspection and integrity services gross margins (1)	9.2%	9.0%	9.2%	9.2%
Maintenance capital expenditures (in thousands)	$—	$499	$157	$1,386
Expansion capital expenditures (in thousands)	$1,792	$1,629	$2,094	$1,629
Distributions (in thousands)	$4,806	N/A	$17,870	N/A
Coverage ratio	0.89x	N/A	1.00x	N/A

(1)	Operating data for the Pipeline Inspection and Integrity Services segment for the twelve months ended December 31, 2013 is prior to our obtaining control of the TIR Entities on June 26, 2013.